Exhibit 107
Calculation of Filing Fee Table
424B2
(Form Type)
The Toronto-Dominion Bank
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (1)

Fees Previously Paid (1)	Debt	4.861% Senior Medium-Term Notes, Series C, Due 2028	Rule 457(o)	US$1,250,000,000	100.000%	US$1,250,000,000	$ 153.10 per $1,000,000	US$ 191,375

Total Offering Amounts						US$1,250,000,000		US$ 191,375

Total Fees Previously Paid (1)								US$ 5,389,632.44

Total Fee Offsets								—

Net Fee Due								US$ 0

(1)
The prospectus supplement to which this Exhibit is attached is a final prospectus and relates to the non-automatic shelf registration statement on Form F-3 (File No. 333-262557) filed by the Registrant for the sale of up to US$75,000,000,000 of the Registrant’s securities, which became effective on March 4, 2022 (the “Registration Statement”).

Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), the US$75,000,000,000 of securities covered by the Registration Statement includes (i) US$12,680,891,755 aggregate principal amount or offering price of the Registrant’s senior debt securities that were unsold as of March 3, 2022 (the “Unsold Securities”) that were previously registered by the Registrant on the registration statement on Form F-3 under the Securities Act (File No. 333-231751) filed on June 18, 2019 (the “2019 F-3 Registration Statement”) and (ii) US$199,872,800 aggregate principal amount or offering price of the Registrant’s warrants that were unsold as of March 3, 2022 (the “Unsold Warrants”) that were previously registered by the Registrant on the registration statement on Form F-3 under the Securities Act (File No. 333-239012) filed on July 10, 2020 (the “2020 F-3 Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act, the filing fees previously paid in connection with the Unsold Securities and the Unsold Warrants were applied to the Unsold Securities and Unsold Warrants that were carried forward to the Registration Statement.

On February 7, 2022, the Registrant paid US$5,372,520.17 in connection with the filing of the Registration Statement and on March 4, 2022, the Registrant paid a net registration fee of US$17,112.27. Such prior registration fees were estimated solely to calculate the registration fee in accordance with Rule 457(o), based on the proposed maximum aggregate offering price, under the Securities Act.

Prior to the offering to which the prospectus supplement relates, US$45,477,000,000 of securities have been issued under the Registration Statement.